                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                          Newmont Mining Corporation
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:
     ------------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:
     ------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ------------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:
     ------------------------------------------------------------------------

   (5)  Total fee paid:
     ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:
     ------------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:
     ------------------------------------------------------------------------

   (3)  Filing Party:
     ------------------------------------------------------------------------

   (4)  Date Filed:
     ------------------------------------------------------------------------

Notes:

                           Newmont Mining Corporation
                              1700 Lincoln Street
                             Denver, Colorado 80203

                                ---------------

                 Notice of 2002 Annual Meeting of Stockholders

To the Stockholders of Newmont Mining Corporation:

   Notice is hereby given that the Annual Meeting of Stockholders of Newmont Mining Corporation will be held at 10:00 a.m., local time, on Wednesday, May 15, 2002, in the Hershner Room, 1700 Lincoln Street, Denver, Colorado, USA, to:

  1. Elect directors; and

  2. Transact such other business that may properly come before the meeting.

   All stockholders are cordially invited to attend the meeting in person. If you are unable to attend the meeting in person, please mark, sign and date the enclosed proxy card and/or voting instruction form and return it promptly in the enclosed envelope. In certain instances, you can vote electronically over the telephone or the Internet as described on the enclosed proxy card and/or voting instruction form.

                                       By Order of the Board of Directors


                                       /s/ Britt D. Banks

                                       Britt D. Banks
                                       Vice President, General Counsel and
                                        Secretary

March 29, 2002


                             YOUR VOTE IS IMPORTANT

                                PROXY STATEMENT

                              General Information

   The Reorganization. On February 13, 2002, at a special meeting of the stockholders of Newmont Mining Corporation ("Old Newmont"), the stockholders approved the adoption of an Agreement and Plan of Merger that provided for the restructuring of Old Newmont to facilitate the acquisitions of Franco-Nevada Mining Corporation Limited, a Canadian company ("Franco-Nevada"), and Normandy Mining Limited (ACN 009295765), an Australian company ("Normandy"), and to create a flexible corporate structure (the "Reorganization"). Old Newmont merged with an indirect, wholly owned subsidiary, which resulted in Old Newmont becoming a direct, wholly owned subsidiary of a new holding company which was then renamed Newmont Mining Corporation ("New Newmont"). As a result of the Reorganization:

  .   there is no impact to the consolidated financial statements of Old
      Newmont;

  .   the former stockholders of Old Newmont became stockholders of New
      Newmont; and

  .   New Newmont succeeded to the business of Old Newmont.

All references in this proxy material to "Newmont Mining" or the "Corporation" are intended to include both Old Newmont and New Newmont, unless the context specifically requires otherwise. The Annual Meeting of Stockholders to which this proxy material relates is the first to be held subsequent to the Reorganization. References to Newmont Mining Corporation for purposes of Australian equity holders are to "Newmont Mining Corporation ARBN 099 065 997, organized in Delaware with limited liability."

   The Acquisitions. In November 2001, Newmont Mining announced proposed acquisitions of Franco-Nevada and Normandy. On February 16, 2002, Newmont Mining completed the acquisition of Franco-Nevada (the "Franco-Nevada Acquisition"). As a result, Franco-Nevada became a subsidiary of the Corporation and subsequently changed its name to Newmont Mining Corporation of Canada Limited ("Newmont Canada"). In connection with the Franco-Nevada Acquisition, the former shareholders of Franco-Nevada were entitled to receive either common stock of the Corporation or, at their election, exchangeable shares of Newmont Canada (the "Newmont Exchangeable Shares"), which are convertible into shares of common stock of the Corporation on a one-for-one basis.

   Pursuant to an "off-market" bid for all of the ordinary shares of the capital of Normandy, on February 20, 2002, Newmont Mining gained control of Normandy and as of February 26, 2002, when the Corporation's off-market bid for Normandy expired, Newmont Mining owned more than 96% of Normandy's outstanding ordinary shares on issue. Newmont Mining is exercising its compulsory acquisition rights under Australian law to acquire all of the ordinary shares of Normandy it does not own and expects this process to be completed in April 2002 (collectively, such transactions are referred to herein as the "Normandy Acquisition"). As a result of the Normandy Acquisition, the former shareholders of Normandy received a cash payment and either common stock of the Corporation or, if they were residents outside of the United States or Canada in a jurisdiction where it was legal and practical to do so, Australian CHESS Depositary Interests (the "Newmont CDIs"), which represent beneficial ownership of shares of common stock of the Corporation on a ten-for-one basis.

   Stockholders Entitled to Vote. The holders of the following securities of record at the close of business on March 18, 2002 (the "Record Date") are entitled to vote at the Corporation's 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 15, 2002:

  . common stock of the Corporation, par value $1.60 per share (the "Newmont Common Stock"), of which there were 335,019,544 shares outstanding as of the Record Date (including shares evidenced by the Newmont CDIs referred to below);

  . $3.25 convertible preferred stock of the Corporation, par value $5.00 per share (the "Newmont Preferred Stock"), of which there were 2,299,980 shares outstanding as of the Record Date;

  . Newmont Exchangeable Shares (pursuant to the terms of the Voting Agreement as described below), of which there were 55,873,669 shares outstanding as of the Record Date; and

  . Newmont CDIs, of which there were 124,292,426 outstanding as of the Record Date and which vote on a ten-for-one basis.

   Newmont Common and Preferred Stock. Each share of Newmont Common Stock and Newmont Preferred Stock entitles its holder to one vote.

   Newmont Exchangeable Shares. Each Newmont Exchangeable Share has economic rights (such as the right to receive dividends and other distributions) that are, as nearly as practicable, equivalent to those of shares of Newmont Common Stock, as well as the right through a Voting and Exchange Trust Agreement (the "Voting Agreement") to vote at stockholders' meetings of the Corporation. The Newmont Exchangeable Shares are exchangeable at the option of the holders into Newmont Common Stock on a one-for-one basis. Holders of Newmont Exchangeable Shares are entitled to direct Computershare Trust Company of Canada, as trustee under the Voting Agreement (the "Trustee"), to vote at the Annual Meeting. The Trustee holds one share of special voting stock of the Corporation (the "Newmont Special Voting Stock") that is entitled to vote on all matters on which the shares of Newmont Common Stock vote. The share of Newmont Special Voting Stock has a number of votes in respect of the Annual Meeting equal to the lesser of (i) the number of Newmont Exchangeable Shares outstanding on the Record Date (other than Newmont Exchangeable Shares held by Newmont Mining or its affiliates) or (ii) 10% of the total number of votes attaching to the Newmont Common Stock then outstanding.

   Based upon the number of shares of Newmont Common Stock and Newmont Exchangeable Shares outstanding as of the Record Date, the Trustee will be entitled to cast up to 33,501,954 votes at the Annual Meeting. The Trustee will exercise each vote attached to the Newmont Special Voting Stock only on the basis of instructions received from the relevant holders of Newmont Exchangeable Shares. In the absence of instructions from a holder as to voting, the Trustee will not have any voting rights with respect to such Newmont Exchangeable Share. A holder may attend the Annual Meeting in person to vote directly at the Annual Meeting the number of votes to which the holder is entitled (subject to the voting limitation discussed above). The Trustee has furnished or caused the Corporation to furnish this proxy material to the holders of Newmont Exchangeable Shares.

   Newmont CDIs. The Newmont CDIs are units of beneficial ownership in Newmont Common Stock held by CHESS Depositary Nominees Pty Ltd. (ACN 071346506) ("CDN"), a wholly owned subsidiary of the Australian Stock Exchange Limited (ACN 008624691). Newmont CDIs entitle holders to dividends and other rights economically equivalent to the Newmont Common Stock on a ten-for-one basis, including the right to attend stockholders' meetings of the Corporation. The Newmont CDIs are convertible at the option of the holders into Newmont Common Stock on a ten-for-one basis. CDN, as the stockholder of record, will vote the underlying shares of Newmont Common Stock in accordance with the directions of the CDI holders.

   Quorum; Voting Procedures. The holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. For purposes of determining the presence of a quorum, "shares of capital stock of the Corporation" include the shares of Newmont Common Stock (including shares represented by Newmont CDIs) and the Newmont Preferred Stock outstanding as of the Record Date, as well as the maximum number of shares of Newmont Common Stock that the Trustee of the Newmont Exchangeable Shares is entitled to vote at the Annual Meeting.

   Votes at the Annual Meeting will be tabulated by two inspectors of election who will be appointed by the Chairman of the meeting and who will not be candidates for election to the Board of Directors. The inspectors of election will treat shares of capital stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

   Directors will be elected by a favorable vote of a plurality of those shares of capital stock present and entitled to vote, in person or by proxy, at the Annual Meeting. All other matters to come before the Annual Meeting require the approval of a majority of the votes cast on such matters. Abstentions and broker "non-votes" as to particular matters are counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Abstentions have the same effect as votes against proposals presented to stockholders. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions to do so from the beneficial owner.

   Note to Holders of Newmont Exchangeable Shares. This proxy material relates to the Annual Meeting of Newmont Mining. This material relates solely to Newmont Mining and not to Newmont Canada for the following reasons. As discussed above, the rights attaching to the Newmont Exchangeable Shares result in the economic attributes of the Newmont Exchangeable Shares being substantially equivalent to the economic attributes of the shares of Newmont Common Stock. The Newmont Exchangeable Shares, however, are not shares issued by Newmont Mining and, therefore, a holder of Exchangeable Shares is not a registered stockholder of Newmont Mining but is a registered shareholder of Newmont Canada. You are entitled to exercise the voting rights attaching to the Newmont Exchangeable Shares in respect of corporate actions of Newmont Mining by directing the Trustee under the terms of the Voting Agreement in respect of matters before the Annual Meeting. Please read the Notice to Exchangeable Shareholders and complete the Voting Instruction Form enclosed with this proxy material in accordance with the instructions contained therein.

   Note to Holders of Newmont CDIs. This proxy material relates to the Annual Meeting of Newmont Mining. As discussed above, Newmont CDIs are units of beneficial ownership in Newmont Common Stock held by CDN. You are entitled to exercise the voting rights attaching to the Newmont CDIs in respect of corporate actions of the Corporation by directing CDN in respect of matters before the Annual Meeting. Please complete the CDI Voting Instruction Form enclosed with this proxy material and return it duly signed and dated to the address indicated on the enclosed envelope so that it is received no later than 4:00 p.m., Sydney, Australia time on May 14, 2002.

   Proxy Solicitation. The enclosed proxy and/or voting instruction form is solicited by the Board of Directors of the Corporation. This proxy material is being mailed to the holders of Newmont Common Stock, Newmont Preferred Stock, Newmont CDIs and Newmont Exchangeable Shares on or about March 29, 2002. In addition to solicitation by mail, solicitation of proxies, and voting instruction forms, may be made by certain officers and regular employees of the Corporation by mail, telephone or in person. The Corporation also has retained Georgeson & Company Inc. to aid in the solicitation of brokers, banks, intermediaries, and other institutional holders in the United States and Canada for a fee of $30,000. All costs of the solicitation of proxies will be borne by the Corporation. The Corporation will also reimburse brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of Newmont Common Stock, Newmont Preferred Stock, Newmont Exchangeable Shares and Newmont CDIs.

   Revocation of Newmont Mining Proxy. A stockholder who executes a proxy may revoke it by delivering to the Secretary of the Corporation, at any time before the proxies are voted, a written notice of revocation bearing a later date than the proxy or attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Written notice revoking a proxy should be sent to the attention of the Secretary of the Corporation at 1700 Lincoln Street, Denver, Colorado 80203. A stockholder may substitute another person in place of those persons presently named as proxies.

   Revocation of Exchangeable Shares Voting Instruction Form. A registered holder of Newmont Exchangeable Shares who has submitted a Voting Instruction Form may revoke the Voting Instruction Form by completing and signing a Voting Instruction Form bearing a later date and depositing it with the Trustee. No notice of revocation or later-dated Voting Instruction Form, however, will be effective unless received by the Trustee prior to 5:00 p.m., Toronto time, on May 9, 2002.

   A non-registered holder of Newmont Exchangeable Shares may revoke a Voting Instruction Form at any time by written notice to the intermediary, except that an intermediary is not required to act on a revocation of a Voting Instruction Form that is not received by the intermediary at least ten days prior to the Annual Meeting.

   Revocation of Newmont CDIs Voting Instruction Form. A holder of Newmont CDIs who has completed and returned a CDI Voting Instruction Form (in the manner described above) may revoke the directions to CDN contained therein by delivering to Computershare Investor Services Pty Limited, at GPO Box 7045, Sydney, NSW 1115 Australia, no later than May 8, 2002, a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent.

   Participants in the Newmont Mining Corporation Retirement Savings Plan (Non-Union) and Newmont Mining Corporation Retirement Savings Plan for Hourly-Rated Employees. If you are a participant in the Newmont Mining Corporation Retirement Savings Plan (Non-Union) or Newmont Mining Corporation Retirement Savings Plan for Hourly-Rated Employees (the "Retirement Savings Plans") and hold Newmont Common Stock in the Retirement Savings Plans, shares of Newmont Common Stock which are held for you under the Retirement Savings Plans, as applicable, may be voted through the proxy card accompanying this mailing. The Retirement Savings Plans are administered by The Vanguard Group, as trustee. The trustee, as the stockholder of record of the Newmont Common Stock held in the Retirement Savings Plans, will vote the shares held for you in accordance with the directions you give on the enclosed proxy card, provided that you return the proxy card duly signed and dated to the address indicated on the enclosed envelope. If the proxy cards representing shares of Newmont Common Stock held under the Retirement Savings Plans are not returned duly signed and dated, the Administration Committees of the Retirement Saving Plans shall instruct the trustee with respect to how to vote any such shares for which instructions are not received.

   Relationship with Independent Public Accountants. Arthur Andersen LLP ("Andersen") has acted as auditors for the Corporation during 2001. Representatives of Andersen will be present at the Annual Meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting. Andersen billed the following fees in 2001 for professional services rendered to the Corporation:

Audit Fees..................................................... $1,108,328
Financial Information Systems Design and Implementation Fees...          0
All Other Fees................................................. $2,548,173/(1)/

/(1)/ Includes

    Expatriate income tax services.................................. $1,235,293
    Income tax services other than those directly related to the audit.......................................................... $  438,221
    Registration statements......................................... $  373,515
    Due diligence and tax planning performed for acquisitions....... $  270,019
    Employee benefit plans.......................................... $  130,350
    Other consulting and all other service fees..................... $   57,775
    Risk management advisory services............................... $   43,000

   With respect to the selection of independent public accountants for the current year, the Board of Directors notes that, following the acquisitions of Franco-Nevada and Normandy, the Corporation has a relationship with three public accounting firms: Andersen, which has acted as auditors for Newmont Mining and its predecessors since 1967; PricewaterhouseCoopers LLP, auditors for Franco-Nevada; and Deloitte Touche Tohmatsu, auditors for Normandy. The Board of Directors has instructed its Audit Committee to conduct a review of independent public accounting firms, and to make a recommendation to the Board regarding the appropriate firm to retain as independent public accountants for 2002. Following such review and recommendation, the Board will select a firm for 2002 and announce its decision by filing a Report on Form 8-K with the Securities and Exchange Commission.

   Stockholder Proposals. For a stockholder proposal, including a proposal for the election of a director, to be included in the proxy statement and form of proxy for the 2003 Annual Meeting, the proposal must have been received by us at our principal executive offices no later than November 30, 2002. Proposals should be sent to the attention of the Secretary of the Corporation at 1700 Lincoln Street, Denver, Colorado, USA 80203. We are not required to include in our proxy statement a form of proxy or stockholder proposal that was received after that date or otherwise fails to meet the requirements for stockholder proposals established by regulations of the Securities and Exchange Commission.

   In addition, under our by-laws, stockholders must give advance notice of nominations for a director or other business to be addressed at the 2003 Annual Meeting no later than the close of business on January 28, 2003. The advance notice must have been delivered to the attention of the Secretary of the Corporation at 1700 Lincoln Street, Denver, Colorado, USA 80203.

                             Election of Directors

   Nominees. Each of the 16 persons named below is a nominee for election as a director at the Annual Meeting for a term of one year or until his successor is elected and qualifies. Unless authority is withheld, the proxies will be voted for the election of such nominees. All such nominees are currently serving as directors of the Corporation. All such nominees were elected to the Board of Directors at the last Annual Meeting, except for Mr. Barton, who was elected to the Board of Directors on July 18, 2001, and Messrs. Haase, Hamson, Lassonde, Prescott and Schulich, who were elected to the Board of Directors on March 13, 2002. If any such nominee cannot be a candidate for election at the Annual Meeting, then the proxies will be voted either for a substitute nominee designated by the Board of Directors or for the election only of the remaining nominees.

   The following table contains a summary of the background and principal occupations of the nominees:

                                                                       Director
Nominee                                                                 Since
-------------------------------------------------------------------------------
Glen A. Barton (62)...................................................   2001
 Chairman and Chief Executive Officer of Caterpillar Inc. since
  February 1999. Vice Chairman thereof from November 1998 to February
  1999 and Group President from 1990 to 1998.
 Director of Inco Limited and Chairman of the Board of Trustees of
  Bradley University.
-------------------------------------------------------------------------------
Vincent A. Calarco (59)...............................................   2000
 Chairman, President and Chief Executive Officer of Crompton
  Corporation, a specialty chemical company, since May 1996; President and Chief Executive Officer thereof from April 1985 to April 1996.
 Trustee of Polytechnic University of New York, Trustee of the
  National Foundation for the History of Chemistry, Director of the
  American Chemistry Council and Director of Consolidated Edison.
-------------------------------------------------------------------------------
James T. Curry, Jr. (65)..............................................   1997
 Retired Chief Executive Officer of the Minerals Division and retired director of The Broken Hill Proprietary Company Limited, a natural resources company.
 Director of SRI International.
-------------------------------------------------------------------------------
Joseph P. Flannery (69)...............................................   1982
 Chairman, President and Chief Executive Officer of Uniroyal Holding,
  Inc., a holding company.
 Director of Arvin Meritor, Inc., K-Mart Corporation and The Scotts
  Company.
-------------------------------------------------------------------------------

                                                                       Director
Nominee                                                                 Since
-------------------------------------------------------------------------------
M. Craig Haase (59)...................................................   2002
 Executive Vice President and Chief Legal Officer of Franco-Nevada
  Mining Corporation Limited,/(1)/ from September 1999 to March 2002.
  Executive Vice President and General Counsel for Franco-Nevada
  Mining Corporation Limited and Euro-Nevada Mining Corporation
  Limited from 1986 to September 1999.
-------------------------------------------------------------------------------
Michael S. Hamson (61)................................................   2002
 Chairman, Hamson Consultants Pty Ltd, a consulting company. Retired
  Joint Chairman of McIntosh Hamson Hoare Govett Limited (now Merrill
  Lynch Australia), Chief Executive thereof from 1972 to 1986.
  Director of Normandy Mining Limited/(1)/ from 1986 to February 2002.
 Director and Chairman of National Golf Holdings Limited Technology
  Venture Partners Pty Limited, and Solar Systems Pty Limited.
  Director and Deputy Chairman of Tourism Asset Holdings Limited.
  Director of Genesis Management Australia Limited.
-------------------------------------------------------------------------------
Leo I. Higdon, Jr. (55)...............................................   1995
 President of College of Charleston since October 2001; President of
  Babson College from July 1997 to October 2001; Dean and Charles C.
  Abbott Professor of the Darden Graduate School of Business
  Administration at the University of Virginia from October 1993 to
  June 1997.
 Director of Crompton Corporation and Eaton Vance Corp.
-------------------------------------------------------------------------------
Pierre Lassonde (55)..................................................   2002
 President of Newmont Mining since February 2002, Co-Chief Executive
  Officer of Franco-Nevada Mining Corporation Limited/(1)/ from
  September 1999 to February 2002, and President thereof from 1982 to
  February 2002. President and Chief Executive Officer of Euro-Nevada
  Mining Corporation Limited from 1985 to September 1999. Director of
  Normandy Mining Limited/(1)/ from May 2001 to March 2002.
 Director of Laboratories Aeterna Inc. and Enghouse Systems Limited.
-------------------------------------------------------------------------------
Robert J. Miller (56).................................................   1999
 Partner of Jones Vargas, a law firm, since January 1999; Governor of the State of Nevada from 1989 to January 1999.
 Director of Zenith National Insurance Corporation, America West
  Holdings and International Game Technology; Member of SSP Solutions
  Advisory Board of Directors.
-------------------------------------------------------------------------------
Wayne W. Murdy (57)...................................................   1999
 Chairman of the Board of Newmont Mining since January 2002 and Chief
  Executive Officer thereof since January 2001. President of Newmont
  Mining from July 1999 to February 2002. Executive Vice President and
  Chief Financial Officer thereof from July 1996 to July 1999, Senior
  Vice President and Chief Financial Officer thereof from December
  1992 to July 1996.
 Director of Tom Brown Inc. and Trustee of the Denver Art Museum.
-------------------------------------------------------------------------------
Robin A. Plumbridge (66)..............................................   1983
 Retired Chairman of Gold Fields of South Africa Limited, a natural resources company, Chief Executive Officer thereof from December
  1980 to September 1995.
 Director of Standard Bank Investment Corporation.
-------------------------------------------------------------------------------
John B. Prescott (61).................................................   2002
 Chairman of Australian Submarine Corporation Pty Limited. Retired
  Managing Director of The Broken Hill Proprietary Company Limited, a
  natural resource company. Chief Executive Officer thereof from 1991 until March 1998. Director of Normandy Mining Limited/(1)/ from
  April 1999 to March 2002.
 Director of Horizon Private Equity Pty Ltd, Australasia Centre of the
  Asia Society, Kincath Pty Ltd, and Middle Crescent Pty Ltd.
-------------------------------------------------------------------------------

/(1)/ A subsidiary of Newmont Mining Corporation.

                                                                       Director
Nominee                                                                 Since
-------------------------------------------------------------------------------
Moeen A. Qureshi (71).................................................   1994
 Chairman of Emerging Markets Partnership, a private investment management company.
 Director of AIG Global Trade and Political Risk Insurance Co.
-------------------------------------------------------------------------------
Michael K. Reilly (69)................................................   1994
 Retired Chairman of Zeigler Coal Holding Company, a coal producer.
-------------------------------------------------------------------------------
Seymour Schulich (62).................................................   2002
 Chairman of Newmont Capital Limited/(1)/ since March 2002. Chairman and Co-Chief Executive Officer of Franco-Nevada Mining Corporation
  Limited/(1)/ from September 1999 to February 2002, Chairman of Euro-
  Nevada Mining Corporation Limited from 1985 to September 1999 and
  Chairman and Chief Executive Officer of Franco-Nevada Mining
  Corporation Limited from 1982 to September 1999.
 Director of Blackrock Ventures Inc.
-------------------------------------------------------------------------------
James V. Taranik (61).................................................   1986
 President Emeritus of Desert Research Institute, University and
  Community College System of Nevada, an environmental research organization; Regents Professor and Arthur Brant Chair of Geophysics
  at the University of Nevada.
 Director of UNR Great Basin Center for Geothermal Energy.
-------------------------------------------------------------------------------

/(1)/ A subsidiary of Newmont Mining Corporation.

   In connection with the Franco-Nevada Acquisition, the Corporation agreed to nominate Messrs. Schulich and Lassonde and one additional member of the Franco-Nevada Board of Directors to the Corporation's Board of Directors. In connection with the Normandy Acquisition, the Corporation agreed to nominate two members of the Normandy Board of Directors to the Corporation's Board of Directors. Pursuant to such agreements, each of Messrs. Haase, Hamson, Lassonde, Prescott and Schulich were elected to the Corporation's Board of Directors on March 13, 2002.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ALL OF THE FOREGOING NOMINEES AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE PROXIES NAMED THEREON INTEND SO TO VOTE.

   Stock Ownership. As of March 18, 2002, the directors and executive officers of the Corporation as a group beneficially owned in the aggregate 15,455,083 shares of Newmont Common Stock (including shares evidenced by Newmont's CDIs) and Newmont Exchangeable Shares, constituting approximately 4.2% of the voting power of the outstanding capital stock of the Corporation. Except as set forth below, no director or executive officer beneficially owned (i) more than 1% of the outstanding shares of Newmont Common Stock, Newmont Exchangeable Shares or Newmont CDIs, or (ii) shares with voting power in excess of 1% of the voting power of the outstanding capital stock of the Corporation, or (iii) any Newmont Preferred Stock.

   Messrs. Lassonde and Schulich beneficially owned 2,920,933 and 8,160,393 shares, respectively, of Newmont Exchangeable Shares, constituting in the aggregate 5.2% and 14.6%, respectively, of the outstanding Newmont Exchangeable Shares. Mr. Lassonde owned less than 1% of the voting power of the outstanding capital stock of the Corporation, and Mr. Schulich owned 2.2% of the voting power of the outstanding capital stock of the Corporation.

   The following table sets forth the number of shares of Newmont Common Stock, including in the form of Newmont CDIs, and Newmont Exchangeable Shares beneficially owned by Newmont's directors and executive officers at March 18, 2002:

                                                                     Beneficial
    Name of                 Shares        Restricted   Option        Ownership
Beneficial Owner          Owned/(1)/      Stock/(2)/ Shares/(3)/       Total
----------------          ----------      ---------- -----------     ----------
Glen A. Barton..........       1,296         --0--        --0--           1,296
Vincent A. Calarco......       2,265         --0--        --0--           2,265
Ronald C. Cambre/(4)/...      66,342         --0--    1,407,222       1,473,564
James T. Curry, Jr......       5,934         --0--        --0--           5,934
John A. S. Dow..........       4,532        27,418      345,900         377,850
Joseph P. Flannery......       9,225         --0--        --0--           9,225
David H. Francisco......       3,914        28,348      357,000         389,262
M. Craig Haase..........      65,325         --0--      511,520         576,845
Michael S. Hamson.......      12,953/(5)/    --0--        --0--          12,953/(5)/
Bruce D. Hansen.........      12,448        21,578      189,415         223,441
Leo I. Higdon, Jr.......       5,839         --0--        --0--           5,839
Pierre Lassonde.........   2,920,933/(6)/    --0--      533,760/(6)/  3,454,693/(6)/
Robert J. Miller........       3,277         --0--        --0--           3,277
Wayne W. Murdy..........      18,035        54,548      410,865         483,448
Robin A. Plumbridge.....       8,974         --0--        --0--           8,974
John B. Prescott........       --0--         --0--        --0--           --0--
Moeen A. Qureshi........       6,480         --0--        --0--           6,480
Michael K. Reilly.......      21,480         --0--        --0--          21,480
Seymour Schulich........   8,160,393/(6)/    --0--        --0--       8,160,393/(6)/
James V. Taranik........       6,807         --0--        --0--           6,807
All directors and
 executive officers as a
 group, including those
 named above
 (23 persons)...........  11,340,160       160,034    3,954,889      15,455,083

--------
/(1)/ Includes equivalent shares of Newmont Common Stock held by the trustee of the Corporation's Retirement Savings Plan (Non-Union). Participants in such plan instruct the trustee as to how the participant's shares should be voted. Excludes restricted stock and shares issuable upon exercising options.
/(2)/ Restricted shares of Newmont Common Stock awarded under the Corporation's Intermediate Term Incentive Compensation Plan. These shares can be voted, but are subject to forfeiture risk or other restrictions.
/(3)/ Shares of Newmont Common Stock that could be purchased by the exercise of stock options as of March 18, 2002, or by May 17, 2002, under the Corporation's employee stock option plans.
/(4)/ Not standing for re-election.
/(5)/ Represents the number of shares of Newmont Common Stock represented by
      Newmont CDIs that are beneficially owned.
/(6)/ Consists of Newmont Exchangeable Shares which are exchangeable one-for-one for Newmont Common Stock.

   Certain Beneficial Owners of the Corporation. The following table sets forth the information with respect to each person known by the Corporation to be the beneficial owner of more than 5% of any class of the Corporation's voting securities. The share information contained herein is based on filings with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934.

                                                   Amount and
   Name and Address of             Title of        Nature of       Percentage of
     Beneficial Owner               Class     Beneficial Ownership     Class
   -------------------           ------------ -------------------- -------------
FMR Corp. ...................... Common Stock      29,386,581/(1)/      8.8%
 82 Devonshire Street
 Boston, MA 02109

--------
/(1)/ As of December 31, 2001, FMR Corp. ("FMR") beneficially owned 29,386,581 shares of Newmont Common Stock. FMR is a parent company and its report also covered interests owned or controlled by its affiliates. FMR reported sole power to vote 5,497,346 shares and sole power to dispose of all such shares. It did not share power to vote or dispose any shares.

   Directors' Fees, Committees and Meetings. Directors who are neither officers nor employees of the Corporation or any of its subsidiaries are entitled to receive $25,000 per annum for serving as directors. All directors are entitled to receive an attendance fee of $1,000 per meeting of the Board of Directors. Each director who is neither an officer nor an employee of the Corporation or any of its subsidiaries is entitled to receive an attendance fee of $750 per meeting of a committee of which he is a member and $1,000 per meeting in the case of the Chairman of the committee.

   In addition, pursuant to the Corporation's 2000 Non-Employee Directors Stock Plan (the "Directors Stock Plan"), directors who are neither officers nor employees of the Corporation or any of its subsidiaries receive the equivalent of $25,000 of shares of common stock of the Corporation annually on the first business day following their election or re-election at the Corporation's Annual Meeting, unless the director elects not to receive such a stock award. If a person who is neither an officer nor employee of the Corporation or any of its subsidiaries becomes a director in any calendar year after the date of the Corporation's Annual Meeting held in such calendar year, such person will receive the equivalent of $25,000 of shares of Newmont Common Stock of the Corporation on the first business day following such person's election as a director of the Corporation, unless such person elects not to receive such a stock award. Shares awarded under the Directors Stock Plan may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the director until the earliest of (i) the expiration of five years after the date of receipt of such shares by the director, (ii) the date the director ceases to be a director by reason of death or disability, or
(iii) the later of (a) the date the director ceases to be a director for any reason other than death or disability or (b) the expiration of six months after the date of receipt of such shares by the director. However, a director may sell, transfer or assign shares awarded under the Directors Stock Plan to, or instruct the Corporation to issue such shares directly to, a member of the director's immediate family or a trust or certain other entities solely for the benefit of, or owned by, the director or any such immediate family members.

   Each director who is neither an officer nor employee of the Corporation or any of its subsidiaries is entitled to elect to receive stock options under the Directors Stock Plan in place of his annual cash retainer. A director who makes such an election receives options shortly following the regular May and November Board of Directors meetings to purchase a number of shares of the Corporation's common stock determined by dividing $12,500 by the fair market value of Newmont Common Stock on the option grant date and multiplying the result by three. Each such director may also elect to receive stock options under the Directors Stock Plan in place of the annual stock award described in the preceding paragraph. A director who makes such an election receives options shortly following the regular Board of Directors meeting occurring in May to purchase three times the number of shares of the Corporation's common stock that would have comprised the director's stock award if no such election had been made. The options described in this paragraph have an exercise price equal to the fair market value of the common stock of the Corporation on the grant date of the option. No options were granted in 2001.

   In addition to the standard compensation arrangement described above, Robert J. Miller also received compensation pursuant to a Consulting Agreement entered into between Newmont International Services Limited, a wholly owned subsidiary of the Corporation ("Newmont International"), and Mr. Miller. The Consulting Agreement provides that Mr. Miller advise Newmont International on federal governmental affairs issues relating to Newmont International's and its affiliates' interests and mining operations within the United States and consult with members of Congress, various governmental agencies and the Administration as requested by Newmont International from time to time. For these services, Mr. Miller received a fee of $65,000 in 2001. Newmont International and Mr. Miller have agreed to terminate the Consulting Agreement effective March 31, 2002.

   The Corporation's retirement policy for directors provides that no director may stand for reelection to the Board of Directors after reaching age 72. All employee directors retire from the Board of Directors when they retire from employment with the Corporation. The Board of Directors at its discretion may in unusual circumstances, and for a limited period, ask a member of the Board of Directors to stand for re-election after the prescribed retirement date.

   On retirement from the Board of Directors at any time after attaining age 65, a director who was serving on the Board of Directors on January 27, 1999 and who is not entitled to a pension under the Corporation's Pension Plan (i.e., a director who has not been an officer or employee of the Corporation or any of its subsidiaries) and who has served for at least ten consecutive years as a director of the Corporation is entitled to be paid an annual sum of $25,000 and an amount equal to the per annum fee paid to him in his capacity as a director during his final year of service on the Board of Directors of the Corporation, in each case, for life.

   During 2001, the Board of Directors held eleven meetings and each incumbent director attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors on which he served for the period during which he was a member, other than Glen Barton, who was elected on July 18, 2001, and attended 71% of all Board of Directors and committee meetings on which he served during that period.

   The Board of Directors has, in addition to other standing committees, audit, compensation, and corporate governance and nominating committees. Members of these three committees are not, and have not been, officers or employees of the Corporation or any of its subsidiaries. The members of these committees are:

                                                        Corporate Governance
                                                                and
          Audit Committee       Compensation Committee  Nominating Committee
          ---------------       ----------------------  --------------------
      Vincent A. Calarco        Glen A. Barton           Glen A. Barton
      James T. Curry, Jr.       Vincent A. Calarco       Joseph P. Flannery
      Robin A. Plumbridge/(1)/  Joseph P. Flannery/(1)/  Leo I. Higdon, Jr./(1)/
      James V. Taranik          Robin A. Plumbridge      Robert J. Miller
                                Michael K. Reilly        Moeen A. Qureshi

--------
/(1)/ Chairman

   Audit Committee. The Audit Committee, consisting entirely of independent directors (as independence is defined in the listing standards of the New York Stock Exchange), recommends independent public accountants to act as auditors for the Corporation for consideration by the Board of Directors, reviews the Corporation's financial statements, confers with the independent public accountants with respect to the scope and results of their audit of the Corporation's financial statements and their reports thereon, reviews the Corporation's accounting policies and internal controls, and oversees compliance by the Corporation with requirements of the Financial Accounting Standards Board and federal regulatory agencies. The Audit Committee also reviews non-audit services furnished to the Corporation by the independent public accountants, primarily consultation on tax matters and business advisory services. Access to the Audit Committee is given to the Corporation's Vice President and Controller and Vice President, Internal Audit. During 2001, the Audit Committee held four meetings. The Board of Directors has adopted an amended and restated Charter for the Audit Committee. The Audit Committee Charter, as amended, is attached as Appendix A.

   Compensation Committee. The Compensation Committee, consisting entirely of independent directors (as independence is defined in the listing standards of the New York Stock Exchange), is responsible to the Board of Directors and by extension to the stockholders of the Corporation for approving and administering the policies which govern annual compensation and incentive programs for the Corporation's executive officers and other key employees. During 2001, the Compensation Committee held five meetings.

   Corporate Governance and Nominating Committee. In 2001, the Nominating Committee was reconstituted as the Corporate Governance and Nominating Committee. This committee proposes to the Board of Directors slates of directors to be elected at the Annual Meeting of Stockholders (and any directors to be elected by the Board of Directors to fill vacancies) and slates of officers to be elected by the Corporation's Board of Directors. As reconstituted, it also will advise the Board of Directors on various corporate governance issues, and periodically evaluate the performance and effectiveness of the Board of Directors and its members. During 2001, the Corporate Governance and Nominating Committee, which consists entirely of independent directors (as independence is defined in the listing standards of the New York Stock Exchange), held four meetings. The Corporate Governance and Nominating Committee will consider for nomination to become directors any persons recommended by stockholders. Recommendations may be submitted to the Corporate Governance and Nominating Committee in care of the Secretary of the Corporation at 1700 Lincoln Street, Denver, Colorado, USA 80203.

                            Executive Compensation

   Summary of Cash and Certain Other Compensation. The following table shows the total compensation earned by or paid to the Chief Executive Officer and each of the Corporation's four most highly compensated executive officers in 2001, other than the Chief Executive Officer, for services rendered in all capacities to the Corporation and its subsidiaries in 2001, 2000 and 1999.

                          Summary Compensation Table

                                                           Long Term Compensation
                                                       ----------------------------------
                              Annual Compensation             Awards             Payouts
                              ------------------------ ------------------------- --------
                                                       Restricted     Securities
        Name and                                         Stock        Underlying   LTIP       All Other
   Principal Position    Year  Salary       Bonus/(1)/   Awards       Options(#) Payouts  Compensation/(2)/
   ------------------    ---- --------      ---------- ----------     ---------- -------- ------------
Wayne W. Murdy.......... 2001 $608,000/(3)/  $887,425   $649,948/(4)/   90,000   $649,952   $12,000
 Chief Executive Officer 2000 $446,167/(3)/  $331,435   $311,127/(5)/      -0-   $311,150   $12,000
                         1999 $372,450/(3)/  $286,787   $176,276/(5)/  350,000   $176,316   $12,000

David H. Francisco...... 2001 $364,500       $403,228   $282,013/(4)/   40,000   $282,050   $ 8,500
 Executive Vice
  President,             2000 $310,000       $195,527   $193,789/(5)/      -0-   $193,789   $ 8,500
 Operations              1999 $262,443       $209,476   $117,098/(5)/  275,000   $117,132   $12,000

John A. S. Dow.......... 2001 $317,667       $272,002   $245,808/(4)/   40,000   $245,781   $25,750/(6)/
 Executive Vice
  President and          2000 $279,167       $161,241   $174,511/(5)/      -0-   $174,517   $32,917/(6)/
 Group Executive, Latin
  America                1999 $253,003       $174,819   $112,885/(5)/  275,000   $112,921   $32,897/(6)/

Lawrence T.
 Kurlander/(7)/......... 2001 $306,800       $227,453        -0-        30,000   $417,800   $12,000
 Senior Vice President
  and                    2000 $289,000       $162,159   $180,650/(5)/      -0-   $180,673   $12,000
 Chief Administrative
  Officer                1999 $278,383       $192,340   $124,222/(5)/  225,000   $124,235   $12,000

Bruce D. Hansen......... 2001 $295,167       $238,765   $200,967/(4)/   30,000   $200,990   $12,000
 Senior Vice President
  and                    2000 $268,708       $158,256   $168,255/(5)/      -0-   $168,271   $10,356
 Chief Financial Officer 1999 $245,333       $163,746   $ 89,093/(5)/  172,500   $ 89,093   $ 9,749

--------
/(1)/ Amounts shown represent bonuses earned and received under the Corporation's Annual Incentive Compensation Plan. All amounts were paid in cash.
/(2)/ Contributions and credits to the Corporation's Retirement Savings Plan and non-qualified supplemental Savings Equalization Plan.
/(3)/ Includes director's fees paid to Mr. Murdy of $8,000, $7,000 and $1,000 in 2001, 2000 and 1999, respectively.
/(4)/ Value of restricted shares of Newmont Common Stock awarded under the Corporation's Intermediate Term Incentive Compensation Plan for 2001. Dividends are payable on the shares awarded. These shares vest over a two-year period and were issued in January 2002 in the following amounts:

                                                                            #
                                                                          ------
      Wayne W. Murdy..................................................... 29,993
      David H. Francisco................................................. 13,014
      John A. S. Dow..................................................... 11,342
      Lawrence T. Kurlander..............................................    -0-
      Bruce D. Hansen....................................................  9,274

  The number of restricted shares of Newmont Common Stock held by the named executive officers and the value of such shares on December 31, 2001 were as follows:

                                                                    #       $
                                                                  ------ -------
      Wayne W. Murdy............................................. 29,317 560,248
      David H. Francisco......................................... 18,477 353,095
      John A. S. Dow............................................. 18,996 363,013
      Lawrence T. Kurlander...................................... 19,069 364,409
      Bruce D. Hansen............................................ 14,963 285,943

/(5)/ Value of restricted shares of the Newmont Common Stock awarded under the Corporation's Intermediate Term Incentive Compensation Plan for 2000 and 1999. Dividends are payable on the shares awarded. These shares vest over a two-year period and were issued in January 2001 and January 2000, respectively, in the following amounts:

                                                                     2000  1999
                                                                    ------ -----
      Wayne W. Murdy............................................... 18,399 7,572
      David H. Francisco........................................... 11,460 5,030
      John A. S. Dow............................................... 10,320 4,849
      Lawrence T. Kurlander........................................ 10,683 5,336
      Bruce D. Hansen..............................................  9,950 3,827

(/6/) Includes $13,750, $20,917 and $20,897 paid by the Corporation to Mr. Dow pursuant to an Agreement dated August 20, 1999. The amount reimburses Mr. Dow for premiums paid in 2001, 2000 and 1999, respectively, for term life insurance for himself and his spouse and for taxes arising as a result of such payment. The insurance is designed to address certain estate planning complications related to Mr. Dow's status as a non-U.S. citizen residing in the United States.
/(7)/ Mr. Kurlander retired from the Corporation effective January 31, 2002.

   Stock Options. The following table contains information concerning the grant of stock options in 2001 under Newmont Mining's 1999 Employee Stock Plan with respect to the named executive officers:

                             Option Grants in 2001

                          Number of    Percent of
                         Securities   Total Options
                         Underlying    Granted to   Exercise             Grant Date
                           Options    Participants    Price   Expiration  Present
          Name           Granted (#)     in 2001    ($/Share)    Date    Value/(1)/
-----------------------------------------------------------------------------------
Wayne W. Murdy.......... 45,000/(2)/     2.3909     $21.0300   05/15/11  $ 230,850
                         45,000/(3)/     2.3909     $23.6700   11/12/11  $ 255,150
David H. Francisco...... 20,000/(2)/     1.0626     $21.0300   05/15/11  $ 102,600
                         20,000/(3)/     1.0626     $23.6700   11/12/11  $ 113,400
John A. S. Dow.......... 20,000/(2)/     1.0626     $21.0300   05/15/11  $ 102,600
                         20,000/(3)/     1.0626     $23.6700   11/12/11  $ 113,400
Lawrence T. Kurlander... 15,000/(2)/     0.7970     $21.0300   01/31/06  $  76,950
                         15,000/(3)/     0.7970     $23.6700   01/31/06  $  85,050
Bruce D. Hansen......... 15,000/(2)/     0.7970     $21.0300   05/15/11  $  76,950
                         15,000/(3)/     0.7970     $23.6700   11/12/11  $  85,050

--------
/(1)/ In accordance with Securities and Exchange Commission rules, the Black-
      Scholes option pricing model was chosen to estimate the Grant Date Present Value of the options set forth in this table. The Corporation's use of this model should not be construed as an endorsement of its accuracy at valuing options. The following assumptions were made for purposes of calculating the Grant Date Present Value: (i) an option of life nine years, (ii) volatility at 49%, (iii) a dividend yield at 0.6% and (iv) a weighted average risk-free interest rate of 4.9%. The real value of the options in this table depends upon the actual performance of the Corporation's Common Stock during the applicable period.
/(2)/ Granted on May 15, 2001, and exercisable in four annual increments of 25%
      each, commencing on May 15, 2002.
/(3)/ Granted on November 12, 2001, and exercisable in four annual increments of 25% each, commencing on November 12, 2002.

   Option Exercises and Holdings. The following table sets forth information concerning the exercise of options in 2001 and unexercised options held at the end of 2001 with respect to the named executive officers:

                      Aggregated Option Exercises in 2001
                        and 2001 Year-End Option Values

                                                Number of Securities
                          Number of            Underlying Unexercised     Value of Unexercised
                         Securities                Options at 2001        In-the-Money Options
                          Acquired                    Year-End            at 2001 Year-End/(1)/
                             on       Value   ------------------------- -------------------------
Name                     Exercise(#) Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Wayne W. Murdy..........     -0-       $-0-     459,523      137,500     $228,250      $   -0-
David H. Francisco......     -0-       $-0-     352,000       75,000     $186,750      $   -0-
John A. S. Dow..........     -0-       $-0-     340,900       75,000     $186,750      $   -0-
Lawrence T. Kurlander...     -0-       $-0-     361,041       42,250     $186,750      $   -0-
Bruce D. Hansen.........     -0-       $-0-     185,040       85,625     $ 59,137      $ 1,037

--------
/(1)/ Market value of underlying securities at year end ($19.02) less the exercise price of "in-the-money" options.

   Pension Plans. The following table shows the estimated pension benefits payable to a covered participant at normal retirement age (62 years) under the Corporation's qualified defined benefit pension plan (the "Pension Plan"), as well as under its nonqualified supplemental pension plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Corporation or its subsidiaries.

                              Pension Plan Table

                                           Years of Service
                        -------------------------------------------------------
     Remuneration          5        10       15       20       25        30
     ------------       -------- -------- -------- -------- -------- ----------
$  500,000............. $ 43,750 $ 87,500 $131,250 $175,000 $218,750 $  262,500
$  600,000............. $ 52,500 $105,000 $157,500 $210,000 $262,500 $  315,000
$  700,000............. $ 61,250 $122,500 $183,750 $245,000 $306,250 $  367,500
$  800,000............. $ 70,000 $140,000 $210,000 $280,000 $350,000 $  420,000
$  900,000............. $ 78,750 $157,500 $236,250 $315,000 $393,750 $  472,500
$1,000,000............. $ 87,500 $175,000 $262,500 $350,000 $437,500 $  525,000
$1,100,000............. $ 96,250 $192,500 $288,750 $385,000 $481,250 $  577,500
$1,200,000............. $105,000 $210,000 $315,000 $420,000 $525,000 $  630,000
$1,300,000............. $113,750 $227,500 $341,250 $455,000 $568,750 $  682,500
$1,400,000............. $122,500 $245,000 $367,500 $490,000 $612,500 $  735,000
$1,500,000............. $131,250 $262,500 $393,750 $525,000 $656,250 $  787,500
$1,600,000............. $140,000 $280,000 $420,000 $560,000 $700,000 $  840,000
$1,700,000............. $148,750 $297,500 $446,250 $595,000 $743,750 $  892,500
$1,800,000............. $157,500 $315,000 $472,500 $630,000 $787,500 $  945,000
$1,900,000............. $166,250 $332,500 $498,750 $665,000 $831,250 $  997,500
$2,000,000............. $175,000 $350,000 $525,000 $700,000 $875,000 $1,050,000

   A participant's remuneration covered by the Pension Plan is his or her average annual base salary and bonus, including amounts paid in the form of restricted stock (as reported in the Summary Compensation Table) for the 60 consecutive months in which the highest level of compensation was paid to the participant during the last 120 months of the participant's career with the Corporation or its subsidiaries. The approximate years of actual credited service as of the end of 2001 for each named executive officer is: Mr. Murdy-- nine years (see "Executive Agreements below); Mr. Francisco--11 years; Mr. Kurlander--eight years (see "Executive Agreements" below); Mr. Dow--23 years; and Bruce Hansen--19 years. Benefits shown are computed on a straight single life annuity basis beginning at age 62. Such amounts have not been reduced for Social Security benefits.

   Officers' Death Benefit Plan and Group Life Insurance Program. The Corporation has an Officers' Death Benefit Plan for the benefit of the named executive officers and other executive officers of the Corporation. The plan provides a death benefit of three times annual base salary for an executive officer who dies while an active employee and a death benefit of one times final annual base salary for an executive officer who dies after retiring at or after normal retirement age. For retirement prior to normal retirement age, the post-retirement death benefit is 30% to 100% of one times final annual base salary, depending on the number of years to normal retirement age. Coverage under the Officers' Death Benefit Plan is offset by group life insurance maintained for the benefit of all salaried employees of the Corporation and certain of its subsidiaries.

   Executive Agreements. Mr. Murdy's letter of offer of employment from the Corporation provides that if his employment is terminated other than for "cause" (as defined in the Corporation Severance Pay Plan), or if he terminates employment after a reduction in base salary or a significant reduction in duties and responsibilities (as determined by certain members of the Board of Directors of the Corporation), he will be entitled to receive 24 months of his then salary (as defined in the Corporation's Severance Pay Plan) plus certain other severance benefits. Mr. Murdy's letter agreement with the Corporation provides that upon his retirement from the Corporation on or after his 62nd birthday, he will receive an additional one-half year of "credited" service under the Corporation's supplemental pension plan for each otherwise credited year of his service with the Corporation or any of its subsidiaries in computing his pension benefits. In the event Mr. Murdy's employment with the

Corporation or any of its subsidiaries terminates prior to his 62nd birthday, he will not be entitled to such benefit unless his termination constitutes a "qualifying termination" as defined in the letter agreement. Generally, a qualifying termination means (i) a termination due to Mr. Murdy's death or disability, (ii) a termination by Mr. Murdy for "good reason" (as defined in the letter agreement), (iii) a termination of Mr. Murdy by the Corporation without cause (as defined in the Corporation's Severance Pay Plan) or (iv) a termination that qualifies Mr. Murdy for enhanced severance benefits under his Change of Control Agreement (see "Change of Control Employment Agreements" below). Any benefits to which Mr. Murdy may be entitled from the Corporation's Severance Pay Plan (as described below) reduce the benefits due under these arrangements.

   An agreement between the Corporation and Mr. Ronald C. Cambre, which provided for a base salary of $400,000 for 2001, was in effect for the 2001 calendar year, during which period Mr. Cambre served as Chairman of the Board of Directors of the Corporation. During 2001, Mr. Cambre also received board and committee attendance fees and other standard perquisites and fringe benefits. Mr. Cambre resigned as Chairman of the Board of Directors of the Corporation effective December 31, 2001. He remained on the Board of Directors as a non-employee Director beginning January 1, 2002, and will retire as a director at the Annual Meeting on May 15, 2002. In recognition of Mr. Cambre's many years of leadership and service to the Corporation, and his continued willingness to be available to the Board and to senior management for consultation following his retirement from the Board, the Corporation awarded Mr. Cambre a bonus in the amount of $1,666,412, which was paid in January 2002. Following his retirement from the Board in May 2002, the Corporation intends to enter into a consulting arrangement with Mr. Cambre, under which he will be paid a fee of $100,000 for 2002, in connection with his ongoing service to the Corporation as Chairman of the National Mining Association and with other industry organizations.

   Mr. Kurlander's agreement with the Corporation provided that, upon his retirement from the Corporation, he would receive an additional one-half year of "credited" service for each actual year of his service with the Corporation or any of its subsidiaries in computing his pension benefits under the Corporation's pension plan. Mr. Kurlander retired from the Corporation effective January 31, 2002.

   Change of Control Employment Agreements. The Corporation is a party to change of control employment agreements with each of the named executives officers (other than Mr. Kurlander, who is now retired). The change of control employment agreements have three-year terms, which terms are automatically extended for one year upon each anniversary unless a notice not to extend is given by the Corporation. If a Change of Control (as defined in the agreements) occurs during the term of an agreement, then the agreement becomes operative for a fixed three-year period. The agreements provide generally that the executive's terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a Change of Control of the Corporation. If the Corporation terminates the executive's employment (other than for cause, death or disability), the executive terminates for "good reason" during such three-year period, or the executive terminates employment for any reason during the 30-day period following the first anniversary of the Change of Control, and upon certain terminations prior to a Change of Control in connection with or in anticipation of a Change of Control, the executive is generally entitled to receive (i) three times the sum of (a) the executive's annual base salary plus
(b) the executive's annual bonus (as determined in the agreements), (ii) accrued but unpaid compensation, (iii) welfare benefits for three years, (iv) a pro rata bonus for the year in which the termination of employment occurs and (v) a lump sum payment having an actuarial value equal to the additional pension benefits the executive would have received if he or she had continued to be employed by the Corporation for an additional three years. In addition, the agreements provide that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code of 1986, as amended. In the event of a Change of Control, the agreements will supercede any individual employment agreements entered into by the Corporation with the executives, and the executive will not be permitted to participate in the Corporation's severance plans or policies, including the Severance Pay Plan described below, during the three-year period following a Change of Control.

   Severance Pay Plan. Each of the named executive officers (other than Mr. Kurlander, who is now retired) participates in the Corporation's Severance Pay Plan. Participants in the Severance Pay Plan with at least one year of service
(a) who have been continually employed by the Corporation or one of its subsidiaries or affiliates on and after August 1, 1991, or (b) whose employment with the Corporation or one of its subsidiaries or affiliates is involuntarily terminated other than for "cause" (as defined in the Severance Pay Plan) within 24 months after a change of control (as defined in the Severance Pay Plan) of the Corporation (other than those participants whose employment began on or after May 1, 1993) are entitled to receive a minimum of the greater of (i) four weeks of salary (as defined in the Severance Pay
Plan), together with an additional two weeks of salary for each year of service; or (ii) from nine to 78 weeks of salary depending on the salary grade of the participant, calculated based on the relevant participant's salary as of April 30, 1993. Each of the named executive officers who are otherwise eligible for severance pay under clause (ii) above would receive 52 weeks of salary. Participants whose employment began on or after May 1, 1993 and whose employment is involuntarily terminated are entitled to receive only the amount determined as set forth in clause (i) in the previous sentence. Under the Severance Pay Plan, the maximum severance allowance benefit payable to a participant calculated as set forth above is 104 weeks of such participant's salary. In addition to the amount described above, each participant is also entitled to a lump sum payment equal to the Corporation's matching contribution that would have been made under the Corporation's Retirement Savings Plan calculated in accordance with the relevant provisions of the Severance Pay Plan and any accrued and unused vacation time. Participants under the Severance Pay Plan are also entitled to certain fringe benefits, such as coverage under the Corporation's medical and dental plans and life insurance plan, as set forth in the Severance Pay Plan.

                       Report of Compensation Committee
                           on Executive Compensation

   The report of the Compensation Committee and the performance graph that follow shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that the Corporation specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

   The Compensation Committee of the Board of Directors is composed entirely of directors who are not officers or employees of the Corporation or any of its subsidiaries. The Compensation Committee is responsible to the Board of Directors and by extension to the stockholders of the Corporation for approving and administering the policies which govern annual compensation and incentive programs for the Corporation's executive officers and other key employees.

   There are four elements to the Corporation's executive compensation program--base salaries, annual incentives, intermediate term incentives and stock options. The Committee has determined that in general the value of the sum of these four elements, assuming certain performance-based targets are met, should approach the 75th percentile for comparable positions in the gold mining industry as set forth in the executive level compensation surveys described below.

   Base Salaries. The base salaries for the Corporation's executive officers, including Mr. Murdy and the other named executive officers, fall within salary ranges that reflect competitive base pay levels within the mining industry as a whole for the positions they hold. The Corporation subscribes to and participates in surveys of executive level compensation. One of the surveys in which the Corporation participates not only includes the companies that comprise the Standard & Poor's Gold Index shown on the Corporation's Performance Graph below, but also includes a number of companies which the Committee believes are more appropriate for comparison with the Corporation for purposes of analyzing executive compensation. The Corporation participates in other surveys as well, which cover a wide range of industries and companies. Although many of the companies included in these broader surveys are not capable of meaningful comparison with the Corporation, the

Corporation uses such surveys to identify general trends in executive compensation. Based on a review of such survey information, the Committee believes that the base salaries of the Corporation's executive officers are generally in the median of salaries for comparable positions in the gold mining industry. Mr. Murdy was named President and Chief Executive Officer on January 1, 2001 and his base salary is consistent with the Corporation's philosophy that base salaries be at approximately the median for comparable positions.

   Annual Incentives. Annual incentive awards are made pursuant to the Corporation's Annual Incentive Compensation Plan ("AICP"). The named executive officers (and other participants at specified salary levels) are eligible to receive both a corporate performance bonus and a personal performance bonus. Corporate performance bonuses were paid in cash and were based upon the attainment of (i) certain cost goals, (ii) certain cash flow goals and (iii) an earnings goal. All of these goals were established by the Committee. At year end, actual results are compared with the previously established goals to determine a performance percentage. In 2001, the Corporation achieved a performance percentage of 121%.

   Personal performance bonuses are based upon an evaluation of a participant's personal contribution to the Corporation. In 2001, personal performance awards to the named executive officers and other AICP participants were based on certain subjective factors such as the individual skills, experience and accomplishments of the relevant executive officer, as well as such executive officers' contributions to the positive results realized by the Corporation during 2001. The Committee did not use any fixed weighting of any factors in determining personal performance bonuses.

   Participants in the AICP are assigned target awards as a percentage of their eligible base salary. Target awards increase at higher management levels to 100% of eligible base salary in the case of the Chief Executive Officer. Actual payouts exceeded these percentages in 2001 because actual results exceeded target performance. The weighting of corporate performance and personal performance factors varies by participant, and in the case of Mr. Murdy is approximately two-thirds corporate performance and one-third personal performance at target.

   Mr. Murdy's total 2001 AICP bonus of $887,425 was equal to 148% of his 2001 base salary. Mr. Murdy's corporate performance bonus of $487,425 (55% of such total award) was based on a payout percentage of 121%, as described above. His personal performance bonus of $400,000 (45% of such total award) was based on Mr. Murdy's personal performance evaluation. In making this determination, the Committee considered the following accomplishments and positive results, which each occurred during Mr. Murdy's first year of leadership as Chief Executive Officer of the Corporation:

  . the successful execution of agreements with Franco-Nevada and Normandy, ultimately resulting in the acquisitions of those companies and the creation of the world's premier gold company;

  . the progress made with respect to the integration of Battle Mountain Gold Company, resulting in pre-tax synergies in excess of $25 million during 2001;

  . an increase of earnings before merger and non-cash items of 73% over 2000, to $13.7 million, or $0.07 per share, despite an 8% decline in revenue and a 5% decline in production; and

  . the continued success of the Batu Hijau project, which in its second full year of operation exceeded its production targets for copper and gold and reduced cash costs by 37%.

   Intermediate Term Incentives. In 1997, the Corporation established the Intermediate Term Incentive Compensation Plan ("ITIP") to provide incentive compensation to the named executive officers and to other participants at specified salary levels. The ITIP is intended to reward eligible participants based upon the attainment of objective financial and business goals over a three-year period established annually by the Committee. Such goals relate to gold production, cost of production, proven and probable gold reserves and earnings per share. The Corporation must achieve certain minimum results before any ITIP bonuses can be paid. ITIP bonuses are incrementally increased or decreased, as the case may be, depending on actual results. With respect to 2001, the payout percentage was 124% of target, based on 2001, 2000 and 1999 results. Bonuses are paid one-half in cash and one-half in the form of restricted shares of Newmont Common Stock. Such shares vest over two years. During such period, a recipient has the right to vote such shares and to receive dividends. Once fully vested, a recipient has all the rights of full ownership. Participants in the ITIP are assigned target awards as a percentage of their eligible base salary. For 2001, these target percentages ranged from 30% to 175%. Actual payouts for 2001 exceeded these percentages because actual results exceeded target performance.

   In recognition of Mr. Murdy's contributions to the Corporation during the three year plan period (1999-2001), the Committee, according to the terms of the ITIP, awarded Mr. Murdy a bonus of $1,299,900, of which approximately one-half was paid in cash, and one-half was awarded in restricted shares of Newmont Common Stock. This bonus was equal to 217% of his 2001 base salary.

   Stock Options. The fourth element of executive compensation, stock options, is long term in nature and is designed to link executive rewards with stockholder value over time. The awarding of stock options promotes the creation of stockholder value because the benefits cannot be realized unless stock price appreciation occurs. The Committee believes that the number of stock options awarded should be sufficient in amount to provide a strong incentive to increase stockholder value, with the number of options increasing in proportion to the relative potential influence of the recipient on overall performance of the Corporation. In addition, the Committee believes that option awards are intended to reward recipients making a long-term commitment to the Corporation.

   Summary. The Committee believes that the combination of competitive base salaries, annual incentives paid in cash, intermediate term incentives paid partially in cash and restricted stock and stock options represents a highly motivational and effective senior executive compensation program that works to attract and retain talented executives and strongly aligns the interests of senior management with those of the stockholders of the Corporation in seeking to achieve over time above average long-term returns on investment.

   Submitted by the Compensation Committee of the Board of Directors:

        Glen A. Barton                      Robin A. Plumbridge
        Vincent A. Calarco                  Michael K. Reilly
        Joseph P. Flannery, Chairman

                    Five-Year Stockholder Return Comparison

   The following graph assumes a $100 investment on December 31, 1996 in each of the Corporation's common stock, the S&P Gold Index and the S&P 500 Index.

                     Cumulative Value of a $100 Investment
                      Assuming Reinvestment of Dividends

                                    [CHART]

                                       Dec-96 Dec-97 Dec-98 Dec-99 Dec-00 Dec-01
                                       ------ ------ ------ ------ ------ ------
Newmont Mining Corp...................  $100   $ 66   $ 41   $ 56   $ 39   $ 44
S&P(C) 500............................  $100   $133   $171   $208   $189   $166
S&P(C) Gold Index*....................  $100   $ 66   $ 57   $ 55   $ 46   $ 52

--------
*Barrick Gold Corp., Newmont Mining Corporation and Placer Dome Inc.

                         Report of the Audit Committee

   The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that the Corporation specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

   The Audit Committee has reviewed and discussed with management the audited financial statements of the Corporation for the fiscal year ended December 31, 2001.

   The Audit Committee has discussed with Arthur Andersen LLP ("Andersen"), the Corporation's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has received the written disclosures and the letter from Andersen required by Independence Standards Board Standard No. 1, and has discussed Andersen's independence with them.

   Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the U.S. Securities and Exchange Commission.

   Submitted by the Audit Committee of the Board of Directors:

        Vincent A. Calarco                  Robin A. Plumbridge, Chairman
        James T. Curry, Jr.                 James V. Taranik

                            Section 16(a) Reporting

   Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors and holders of greater than 10% of the Corporation's outstanding common stock to file initial reports of their ownership of the Corporation's equity securities and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of the copies of such reports furnished to the Corporation and written representations from the Corporation's executive officers and directors, the Corporation believes that all Section 16(a) filing requirements were complied with in 2001.

                                 Other Matters

   The Board of Directors does not intend to bring other matters before the Corporation's Annual Meeting of Stockholders except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

                                                                     APPENDIX A

                          NEWMONT MINING CORPORATION
                            AUDIT COMMITTEE CHARTER

   The Board of Directors of Newmont Mining Corporation, (the Corporation) has established an Audit Committee comprised of at least three directors appointed by the Board. The membership qualifications, authority, responsibility and specific duties of the Audit Committee are described below:

MEMBERSHIP QUALIFICATIONS

   To serve on the Audit Committee, a director must be independent as described below:

   To be considered independent, a director must have no relationship with the Corporation that may interfere with the exercise of his/her independence from management and the Corporation. Examples of relationships that would preclude service on the Audit Committee would be:

  . a director employed by the Corporation or any of its affiliates during any of the past five years;

  . a director receiving compensation from the Corporation or any of its affiliates other than for board service;

  . a director who is an immediate family member of an individual who has been an officer of the Corporation during any of the past five years;

  . a director who is a partner in, controlling stockholder or executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments that are or have been significant to the Corporation or that business organization during any of the past five years;

  . a director who is the executive of another company where any of the Corporation's executives serves on that company's compensation committee.

   In addition, to serve on the Audit Committee, a director must be financially literate, as the Board of Directors interprets such qualification in its business judgment.

   At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

AUTHORITY

   The Board of Directors has granted the Audit Committee authority to investigate any activity of the Corporation and its subsidiaries. The Committee has been granted unrestricted access to all information and all employees are directed to cooperate as requested by members of the Committee. The Committee is empowered to retain persons having special competencies as necessary to assist the Committee in fulfilling its responsibility.

RESPONSIBILITY

   The primary responsibility for financial and other reporting, internal controls, and compliance with laws, regulations, and ethics rests with the executive management of the Corporation. The primary function of the Committee is to assist the Board in fulfilling its responsibilities by reviewing the financial information which will be provided to the stockholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

   The Committee, in performing its fiduciary duty to the Board, has oversight responsibility in the following areas:

     . Financial reporting

     . Compliance with corporate policy

     . Corporate control

   The Committee is responsible to provide assurance on the integrity of the financial reporting process and that the financial statements adequately represent the Corporation's financial condition and results of operations. Secondly, the Committee is responsible to provide assurance that the Corporation is in compliance with corporate policies that provide processes, procedures and standards to follow in accomplishing the company's goals and objectives. Thirdly, the Committee is responsible for understanding the Corporation's financial reporting risks and the internal control structure.

   The Committee is also responsible for assuring the independence and objectivity of the independent public accountants and the internal auditors. Each audit group shall have direct and unrestricted access to the Committee as well as the opportunity to meet with the entire Board of Directors. The Audit Committee shall meet no less than three times annually. Additional or special meetings may be held at the Committee's discretion.

SPECIFIC DUTIES

   In discharging its responsibilities, the Audit Committee is expected to perform the following duties:

1. Recommend to the Board of Directors the retention or non-retention of the independent public accountants.

2. Communicate to the independent public accountants that they are ultimately accountable to the Audit Committee and Board of Directors.

3. Review, prior to the annual audit, the scope of the independent public accountants' audit examination, including their proposed fees. Such fees are to be arranged with management and summarized for Committee review.

4. Review with the director of internal audit the qualifications and staffing of the internal audit department, the scope of the audits and the significant findings.

5. Review with the independent public accountants, the director of internal auditing and management the Corporation's policies and procedures relative to the adequacy of internal accounting and financial reporting controls, including controls over quarterly financial reporting, computerized information systems and security. Further, the Committee is to make, or cause to be made, all necessary inquiries of management, the independent public accountants and the internal auditors concerning compliance with established standards of corporate conduct.

6. Review with management the accounting and reporting principles and practices applied by the Corporation in preparing its financial statements.

7. Review with management and the independent public accountants, upon completion of their audit, the financial results for the year. This review is to include the Corporation's annual financial statements, related footnotes, management's discussion and analysis of the financial results, the results of the audit and the independent public accountants' management recommendations. In addition, review significant transactions which occurred during the year, any significant adjustments, management judgments and accounting estimates, new accounting policies and any disagreements between management and the independent public accountants.

8. Annually receive from the independent public accountants a written statement delineating all their relationships with the Corporation, consistent with the Independence Standards Board Standard I, which is to include all non-audit services provided and related fees. The Audit Committee will discuss with the independent public accountants any disclosed relationships or services that may impact the objectivity and independence of the accountants and take, or recommend the Board of Directors take, appropriate action to ensure the independence of the accountants.

9. Prior to the release of quarterly earnings, at least the chairman of the Audit Committee discuss with management and the independent public accountants the results for the quarter, including any significant transactions which occurred during the quarter, any significant adjustments, management judgments and accounting estimates, new accounting policies and any disagreements between management and the independent public accountants.

10. Review and approve the "Report of the Audit Committee" included in the Corporation's annual proxy statement. Such report is to include:

  . That matters required by Statement on Auditing Standards No. 61 have been discussed with the independent public accountants;

  . That the independence of the independent public accountants has been discussed with them;

  . That the audited financial statements have been reviewed and discussed with management, and

  . The Committee's recommendation with regard to the audited financial statements.

11. Review and reassess the adequacy of this charter on an annual basis.

12. Apprise the Board of Directors of significant developments in the course of performing the above duties.

                                     PROXY

                           NEWMONT MINING CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                 May 15, 2002

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                         OF NEWMONT MINING CORPORATION

The undersigned, a holder of record shares of (i) common stock, par value $1.60 per share, of Newmont Mining Corporation or (ii) $3.25 convertible preferred stock, par value $5.00 per share, of Newmont Mining Corporation, at the close of business on March 18, 2002 (the "Record Date") hereby appoints Bruce D. Hansen,
W. Durand Eppler and Britt D. Banks, and each or any of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the common or preferred stock of Newmont Mining Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at 10:00 a.m. local time on Wednesday, May 15, 2002 in the Hershner Room, 1700 Lincoln
Street, Denver, Colorado USA, and any adjournments thereof, upon the matters listed on the reverse side hereof. The proxies appointed hereby may act by a majority of said proxies present at the meeting (or if only one is present, by that one).

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .


                            YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:

1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                      or

2. Call TOLL FREE 1-800-435-6710 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      or

3. Vote by Internet at our Internet Address: http://www.eproxy.com/nem


                                 PLEASE VOTE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.         please mark  [X]
                                                              your vote as
                                                              indicated in
                                                              this example
Item 1-ELECTION OF DIRECTORS

       FOR ALL  WITHELD FOR ALL
       [ ]      [ ]

Nominees: 01 G.A. Barton, 02 V.A. Calarco, 03 J.T. Curry, Jr., 04 J.P. Flannery,
          05 M.C. Haase, 06 M.S. Hamson, 07 L.I. Higdon, Jr., 08 P. Lassonde,
          09 R.J. Miller, 10 W.W. Murdy, 11 R.A. Plumbridge, 12 J.B. Prescott, 13 M.A. Qureshi, 14 M.K. Reilly, 15 S. Schulich, 16 J.V. Taranik

          ---------------------------------------------------------------------

The undersigned hereby authorizes the proxies, in their discretion, to vote on any other business which may properly be brought before the meeting or any adjournment thereof.

By execution of the Proxy, the undersigned hereby authorizes such proxies or their substitutes to vote in their discretion on such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the Notice on Annual Meeting of Stockholders and the Proxy Statement.



Signature                    Signature                        Date
         -------------------          ----------------------      ------------

Proxies can only be given by Newmont Mining common and preferred stockholders of record on the Record Date. Please sign your name below exactly as it appears on your stock certificate(s) on the Record Date or on the label affixed hereto. When the shares of Newmont Mining common and preferred stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------
                             FOLD AND ATTACH HERE

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

       Your Internet and telephone voting authorizes the named proxies to vote your shares in the same manner as if you marked,
                     signed and returned your proxy card.

                                   Internet
                           http://www.eproxy.com/nem
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                     OR

                                  Telephone
                                1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                     OR

                                    Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

                          NEWMONT MINING CORPORATION

                      Notice to Exchangeable Shareholders

   Our records show that you own Exchangeable Shares of Newmont Mining Corporation of Canada Limited (formerly known as Franco-Nevada Mining Corporation Limited), a Canadian company. The Exchangeable Shares provide you with economic and voting rights which are, as nearly as practicable, equivalent to those of holders of shares of common stock of Newmont Mining Corporation (the "Company"), the U.S. parent of Newmont Mining Corporation of Canada Limited, including the right to attend and vote at meetings of the common stockholders of the Company. The Company will be holding an annual meeting (the "Annual Meeting") of its common stockholders on May 15, 2002 to elect directors.

   At such Annual Meeting you will have voting rights, based on the number of Exchangeable Shares you hold. You are permitted to instruct Computershare Trust Company of Canada, the Trustee under the Voting and Exchange Trust Agreement, as to how the Trustee is to vote your Exchangeable Shares at the Annual Meeting of the Company. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your Exchangeable Shares. Alternatively, you may instruct the Trustee to give you or a person designated by you a proxy to exercise personally the voting rights attached to your Exchangeable Shares. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed Voting Instruction Form to the Trustee by 5:00 p.m., Toronto time, on May 9, 2002. The Trustee will not be obligated to act on any instructions received after that time. Whether or not you plan to attend, please sign, date and return the Voting Instruction Form in the envelope provided in order to ensure that your Exchangeable Shares will be represented at the Annual Meeting.

   You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated Voting Instruction Form. No notice of revocation or later-dated Voting Instruction Form, however, will be effective unless received by the Trustee prior to 5:00 p.m., Toronto time, on May 9, 2002.

   Non-Registered Holders

   Only registered holders of Exchangeable Shares of Newmont Mining Corporation of Canada Limited are permitted to instruct the Trustee as to how to vote their Exchangeable Shares at the Annual Meeting or to attend and vote at the Annual Meeting in person or by proxy as described above. You may be a beneficial owner of Exchangeable Shares (a "Non-Registered Holder") if your Exchangeable Shares are registered either:

  (i) in the name of an intermediary (an "Intermediary") with whom you deal in respect of the Exchangeable Shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

  (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant.

   Newmont Mining Corporation of Canada Limited has distributed copies of the Notice of Meeting, the Proxy Statement dated March 29, 2002 and this Notice to Exchangeable Shareholders (collectively, the "meeting materials") to Intermediaries who are required to forward these meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. If you are a Non-Registered Holder who has not waived the right to receive meeting materials you will be given either:

  (i) a voting instruction form which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Exchangeable Shares beneficially owned by you but which is otherwise uncompleted. This voting instruction form need not be signed by you. In this case, if you wish to direct the voting of the Exchangeable Shares held by you or attend and vote at the Annual Meeting (or have another person attend and vote on your behalf) you should properly complete the voting instruction form and deposit it with Computershare Trust Company of

     Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 or by fax to (416) 981-9803 prior to 5:00 p.m., Toronto time, on May 9, 2002; or

  (ii) a voting instruction form which must be completed and signed by you in accordance with the directions on the voting instruction form (which may in some cases permit the completion of the voting instruction form by telephone).

   The purpose of these procedures is to permit you, as a Non-Registered Holder, to direct the voting of the Exchangeable Shares you beneficially own or to attend and vote at the Annual Meeting, in person or by proxy. Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies.

   A Non-Registered Holder may revoke a voting instruction form given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a voting instruction form that is not received by the Intermediary at least seven days prior to the Annual Meeting.

   Information relating to Newmont Mining Corporation

   Exchangeable Shares are exchangeable on a one-for-one basis for shares of common stock of Newmont Mining Corporation and you, as a holder of Exchangeable Shares, are entitled to receive dividends from Newmont Mining Corporation payable at the same time as and equivalent to, on a per-share basis, any dividends paid by Newmont Mining Corporation to holders of its shares of common stock. As a result of the economic equivalency and voting rights between the Exchangeable Shares and shares of common stock of Newmont Mining Corporation you, as a holder of Exchangeable Shares, will have a participating interest determined by reference to Newmont Mining Corporation and not Newmont Mining Corporation of Canada Limited. Accordingly, it is information related to Newmont Mining Corporation that is relevant to you and enclosed in this package is Newmont Mining Corporation's Proxy Statement which we urge you to read carefully.

Denver, Colorado
March 29, 2002

                            VOTING INSTRUCTION FORM

                   DIRECTION GIVEN BY REGISTERED HOLDERS OF
               EXCHANGEABLE SHARES OF NEWMONT MINING CORPORATION
           OF CANADA LIMITED (FORMERLY KNOWN AS FRANCO-NEVADA MINING
               CORPORATION LIMITED) FOR THE MAY 15, 2002 ANNUAL
             MEETING OF STOCKHOLDERS OF NEWMONT MINING CORPORATION

   The undersigned, having read the Notice of Annual Meeting (the "Annual Meeting") of common stockholders of Newmont Mining Corporation (the "Company") to be held in the Hershner Room, 1700 Lincoln Street, Denver, Colorado, U.S.A., on Wednesday, May 15, 2002, at 10:00 a.m. local time, the Proxy Statement dated March 29, 2002, and the accompanying Notice to Exchangeable Shareholders, receipt of each of which is hereby acknowledged, does hereby instruct and direct Computershare Trust Company of Canada (the "Trustee"), pursuant to the provisions of the Voting and Exchange Trust Agreement (the "Agreement") dated as of February 16, 2002, among the Company, Newmont Mining Corporation of Canada Limited and the Trustee, as follows:

(PLEASE NOTE: IF NO DIRECTION IS MADE AND YOU SIGN BELOW, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR ITEM 1 BELOW AND AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO VOTE IN ITS DISCRETION.)

                       (Please select one of A, B or C)

A.[_]Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of the Company or otherwise, the undersigned's voting rights at the Annual Meeting, or any postponement or adjournment thereof, as follows:

    (Please complete the following only if you have selected Alternative A)

    1.  ELECTION OF DIRECTORS  Nominees:
                               01 G.A. Barton, 02 V.A. Calarco, 03 J.T. Curry,
                               Jr., 04 J.P. Flannery, 05 M.C. Haase, 06 M.S.
                               Hamson, 07 L.I. Higdon, Jr., 08 P. Lassonde, 09
          FOR      WITHHELD    R.J. Miller, 10 W.W. Murdy, 11 R.A. Plumbridge,
          ALL       FOR ALL    12 J.B. Prescott, 13 M.A. Qureshi, 14
                               M.K. Reilly, 15 S. Schulich, 16 J.V. Taranik

          [_] [_] FOR ALL EXCEPT NOMINEES WRITTEN IN THE SPACE PROVIDED BELOW

                                -----------------------------------------------

    2. To vote, in its discretion, on any other business which may properly be brought before the meeting or any adjournment thereof.

 (If you have selected Alternative A, please go directly to the signature line on this page)

B.[_]Deliver a proxy card to the undersigned at the Annual Meeting with respect to all the Exchangeable Shares of Newmont Mining Corporation of Canada Limited (formerly known as Franco-Nevada Mining Corporation Limited) held by the undersigned on the record date for the Annual Meeting so that the undersigned may exercise personally the undersigned's voting rights at the Annual Meeting or any postponement or adjournment thereof.

 (If you have selected Alternative B, please go directly to the signature line on this page)

C.[_]Deliver a proxy card to ____________ to attend and act for and on behalf of the undersigned at the Annual Meeting with respect to all the Exchangeable Shares of Newmont Mining Corporation of Canada Limited (formerly known as Franco-Nevada Mining Corporation Limited) held by the undersigned on the record date for the Annual Meeting with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the undersigned's voting rights at the Annual Meeting or any postponement or adjournment thereof.

Executed on the    day of         , 2002.

                                          Signature:___________________________

NOTES:

(1) A shareholder has the right to appoint a person to represent him/her at the Annual Meeting by inserting in the space provided the name of the person the shareholder wishes to appoint. Such person need not be a shareholder.

(2) To be valid, this Voting Instruction Form must be signed and deposited with Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 in the enclosed return envelope or by fax to (416) 981-9803 prior to 5:00 p.m., Toronto time, on May 9, 2002 or, if the Annual Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjourned Annual Meeting.

(3) If an individual, please sign exactly as your Exchangeable Shares are registered.

(4) If the shareholder is a corporation, this Voting Instruction Form must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed.

(5) If Exchangeable Shares are registered in the name of an executor, administrator or trustee, please sign exactly as the Exchangeable Shares are registered. If the Exchangeable Shares are registered in the name of the deceased or other shareholder, the shareholder's name must be printed in the space provided. This Voting Instruction Form must be signed by the legal representative with his/her name printed below his/her signature and evidence of authority to sign on behalf of the shareholder must be attached to this Voting Instruction Form.

(6) In many cases, Exchangeable Shares beneficially owned by a holder (a "Non-Registered Holder") are registered in the name of a securities dealer or broker or other intermediary, or a clearing agency. Non-Registered Holders should, in particular, review the section entitled "Non-Registered Holders" in the accompanying Notice to Exchangeable Shareholders and carefully follow the instructions of their intermediaries.

(7) If a share is held by two or more persons, each should sign this Voting Instruction Form.

(8) If this Voting Instruction Form is not dated in the space provided, it is deemed to bear the date on which it is mailed to the shareholder.

                                  Proxy Form
Newmont
Mining                            All correspondence to:
Corporation                       Computershare Investor Services Pty Limited
ARBN 099 065 997                  GPO Box 7045 Sydney
Incorporated in the state of      New South Wales 1115 Australia
 Delaware, USA,                   Enquiries (within Australia) 1800 001 199
with limited liability            (outside Australia) 61 3 9649 5257
                                  Facsimile 61 2 8234 5180
                                  www.computershare.com


SAMPLE CUSTOMER                   Securityholder Reference Number (SRN)
ADDRESS
ADDRESS
ADDRESS
ADDRESS
SAMPLETOWN TAS 7000     NEM

                                  I 1234567890 JNT

CDI Voting Instruction Form Annual Meeting of Stockholders - May 15, 2002, Denver, Colorado, USA.

Your voting instructions are being sought so that CHESS Depositary Nominees Pty Ltd may respond to a proxy solicitation on behalf of the Board of Directors of Newmont Mining Corporation. Voting instructions to CHESS Depositary Nominees Pty Ltd

I/We being a holder of CHESS Depositary Interests of the above Company hereby direct CHESS Depositary Nominees Pty Ltd to vote the shares underlying my/our holding at the Annual Meeting in respect of the resolutions outlined below, as follows

CHESS Depositary Nominees Pty Ltd will vote as directed. Please mark with an X to indicate your directions.

Election of Directors

                                                    For  Against  Abstain*
 1. G.A. Barton be elected as a Director            [ ]    [ ]      [ ]

 2. V.A. Calarco be elected as a Director           [ ]    [ ]      [ ]

 3. J.T. Curry Jr. be elected as a Director         [ ]    [ ]      [ ]

 4. J.P. Flannery be elected as a Director          [ ]    [ ]      [ ]

 5. M.C. Haase be elected as a Director             [ ]    [ ]      [ ]

 6. M.S. Hamson be elected as a Director            [ ]    [ ]      [ ]

 7. L.I. Higdon Jr. be elected as a Director        [ ]    [ ]      [ ]

 8. P. Lassonde be elected as a Director            [ ]    [ ]      [ ]

 9. R.J. Miller be elected as a Director            [ ]    [ ]      [ ]

10. W.W. Murdy be elected as a Director             [ ]    [ ]      [ ]

11. R.A. Plumbridge be elected as a Director        [ ]    [ ]      [ ]

12. J.B. Prescott be elected as a Director          [ ]    [ ]      [ ]

13. M.A. Qureshi be elected as a Director           [ ]    [ ]      [ ]

14. M.K. Reilly be elected as a Director            [ ]    [ ]      [ ]

15. S. Schulich be elected as a Director            [ ]    [ ]      [ ]

16. J.V. Taranik be elected as a Director           [ ]    [ ]      [ ]

*If you mark the abstain box for a particular item, you are directing your proxy not to vote on that item.

By execution of this CDI Voting Instruction Form the undersigned hereby authorises CHESS Depositary Nominees Pty Ltd to appoint such proxies or their substitutes to vote in their discretion on such business as may properly come before the meeting.

Authorised signature/s  This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Securityholder 1

---------------------------------------
Sole Director and Sole Company Secretary

Securityholder 2

---------------------------------------
Director

Securityholder 3

---------------------------------------
Director/Company Secretary

                                                                    /   /
------------------------------  --------------------------   -----------------
Contact Name                    Contact Daytime Telephone    Date

Instruction for Completion of CDI Voting Instruction Form

Your vote is important.

Each Newmont Mining Corporation CHESS Depositary Interest (CDI) is equivalent to one tenth of one share of Newmont Common Stock, so that every 10(ten) CDIs that you own at 18 March 2002 (record date) entitles you to one vote.

You can vote by completing, signing and returning your CDI Voting Instruction Form. The CDI Voting Instruction Form gives your voting instructions to CHESS Depositary Nominees Pty Ltd, which will vote the underlying shares on your behalf. You need to return your completed CDI Voting Instruction Form so that it is received at the address shown on the Form by not later than 4:00pm, Sydney, Australia time on 14 May 2002. That will give CHESS Depositary Nominees Pty Ltd enough time to tabulate all CHESS Depositary Interest votes and to vote the underlying shares.

Signature(s) of CHESS Depositary Interest Holders

Each holder must sign the Voting Instruction Form. If your CDIs are held in joint names, all holders must sign in the boxes. If you are signing as an Attorney, then the Power of Attorney must have been noted by the Company's Australian Registry or a certified copy of it must accompany this form.

Only duly authorised officer/s can sign on behalf of a company. Please sign in the boxes provided, which state the office held by the signatory, ie Sole Director & Sole Company Secretary, or Director and Director, or Director and Company Secretary.

If you require further information on how to complete the CDI Voting Instruction Form, telephone the Registry on 1800 001 199.

Lodgement of Notice

CDI Voting Instruction Forms must be returned to Computershare Investor Services Pty Limited, Level 2, 60 Carrington Street, Sydney NSW 2000, or GPO Box 7045, Sydney NSW 1115.

For assistance please contact Computershare Investor Services Pty Limited on 1 800 001 199.